EXHIBIT 3.10

AMENDED AND RESTATED OPERATING AGREEMENT OF

CITYCENTER BOUTIQUE RESIDENTIAL DEVELOPMENT, LLC

A NEVADA LIMITED LIABILITY COMPANY

This Amended and Restated Operating Agreement (this “Agreement”) of CityCenter Boutique Residential Development, LLC (the “Company”), is entered into as of November 15, 2007, by CityCenter Land, LLC, a Nevada limited liability company (the “Member”), and, with reference to the following facts and circumstances:

A. On June 29, 2007, Project CC, LLC, a Nevada limited liability company (the “Project CC”) caused to be filed with the Nevada Secretary of State the Articles of Organization (the “Articles”) of the Company and adopted and approved an operating agreement for the Company (the “Original Operating Agreement”) under Chapter 86 of the Nevada Revised Statutes (the “Act”).

B. On November 14, 2007, Project CC contributed one hundred percent (100%) of the membership interests in the Company to the Member, and the Member became the sole Member of the Company.

NOW, THEREFORE, the Member by this Agreement amends and restates the Original Operating Agreement for the Company upon the terms and subject to the conditions of this Agreement.

ARTICLE I

ORGANIZATIONAL MATTERS

1.1 Name. The name of the Company shall be “CityCenter Boutique Residential Development, LLC.” The Company may conduct business under that name or any other name approved by the Member.

1.2 Term. The term of the Company commenced as of the date of the filing of the Articles and, unless terminated under Section 6.1, shall have a perpetual existence.

1.3 Office and Agent. The Company shall continuously maintain an office and registered agent in the State of Nevada as required by the Act. The principal office of the Company shall be at 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, or such location as the Member may determine. The registered agent shall be as stated in the Articles or as otherwise determined by the Member.

1.4 Business of the Company. The Company shall have the power and ability to engage in any lawful business, as permitted by the Act.

1.5 Member. The name and the mailing address of the Member is as follows:

Name:

CityCenter Land, LLC

Address:

3950 Las Vegas Boulevard South

Las Vegas, Nevada 89119

Attention: Assistant Secretary

1.6 Limited Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

ARTICLE II

CAPITAL CONTRIBUTIONS; DISTRIBUTIONS

2.1 Capital Contributions. The Member is admitted as the Member of the Company upon its execution and delivery of this Agreement. The Member shall contribute the cash necessary to carry out the purposes of the Company in its name.

2.2 Tax Matters: Treatment of Profits and Losses. For Federal and relevant State income and/or franchise tax purposes and for no other purpose whatsoever, the Company shall be disregarded as an entity separate from the Member, as provided in Section 301.7701-3(a) of the Federal Income Tax Regulations and any comparable provision of relevant State income or franchise tax law, regulation or administrative pronouncement. The Member and the Company shall take any and all actions necessary or appropriate to accomplish the foregoing, and neither the Member nor the Company shall at any time take any action that is or might be inconsistent with the foregoing. Consistent with such treatment for Federal and relevant State income or franchise tax purposes, each of the assets and each of the liabilities of the Company shall be treated as an asset or a liability (as appropriate) of the Member (and not of the Company) for Federal and relevant State income and/or franchise tax purposes and for no other purpose whatsoever, and each item of income, gain, loss, deduction and credit recognized by the Company shall be treated as having been recognized by the Member (and not by the Company) for Federal and relevant State income and/or franchise tax purposes and for no other purpose whatsoever.

2.3 No Interest. The Company shall not pay any interest on capital contributions.

2.4 Membership Certificates. The Company shall not issue membership certificates.

2.5 Distributions. Distributions of cash shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18 607 of the Act or other applicable law.

ARTICLE III

MANAGEMENT

3.1 Powers. Management of the Company shall be vested in the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, provided, however, the Member acknowledges and agrees that its power and authority is subject to the limitations set forth that certain Limited Liability Agreement of the Member, as it may amended from time to time (the “Member Operating Agreement”), including, without limitation, the restrictions on taking actions that require the Approval (as defined in the Member Operating Agreement) of the board of directors of the Member.

3.2 Appointment of Representatives. The Member may appoint representatives of the Company (“Authorized Representatives”). The Authorized Representatives of the Company shall hold office until their successors are appointed and qualified by the Member. The Member hereby appoints the following Authorized Representatives:

Name

Bryan L. Wright

Bruce Aguilera

John McManus

3.3 Powers of Representatives. The Authorized Representatives are agents of the Company for the purpose of the Company’s business and the actions of the Authorized Representatives taken in accordance with such powers shall bind the Company. Each of the Authorized Representatives of the Company, acting alone, is authorized, directed and empowered on behalf of the Company in its name to execute any agreements or amendments or supplements thereto for the sale of condominium units owned, or to be owned by, the Company and to take such actions and to execute, acknowledge, deliver, file and record any other agreements, other instruments or documents, or amendments or supplements thereto, or to do and to cause to be done any and all acts and things, as the Member may duly authorize as is necessary or appropriate in order to carry out and perform the Company’s purposes under this Agreement. Each of the Authorized Representatives of the Company, acting alone, is authorized, directed and empowered on behalf of the Company in its name to take such actions and to execute, acknowledge, deliver, file and record any applications and certificates, other documents or supplements thereto, or to do and to cause to be done any and all acts and things, as the Authorized Representative or Authorized Representatives may in his or her sole discretion deem necessary or appropriate in order to carry out and perform the Company’s purposes under this Agreement.

ARTICLE IV

TRANSFER AND ASSIGNMENT OF INTERESTS

4.1 Transfer and Assignment of Interests. Subject to the limitations set forth in the Member Operating Agreement, the Member shall be entitled at any time to sell, assign, transfer, pledge, hypothecate or encumber all or part of its interests in Company.

ARTICLE V

ACCOUNTING, RECORDS, REPORTING BY MEMBERS

5.1 Books and Records. The books and records of the Company shall be kept in accordance with the accounting methods followed for federal income tax purposes.

5.2 Reports. The Company shall cause to be filed, in accordance with the Act, all reports and documents required to be filed with any governmental agency.

ARTICLE VI

DISSOLUTION AND WINDING UP

6.1 Conditions of Dissolution. The Company shall dissolve upon the occurrence of any of the following events:

A. Upon the entry of a decree of judicial dissolution pursuant to the Act; or

B. Upon the Member’s written statement of dissolution.

Winding Up. Upon the dissolution of the Company, the Company’s assets shall be disposed of and its affairs wound up. The Company shall give written notice of the commencement of the dissolution to all of its known creditors. The Company shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

6.2 Order of Payment of Liabilities Upon Dissolution. After determining that all the known debts and liabilities of the Company have been paid or adequately provided for, the remaining assets shall be distributed to the Member in accordance with their positive capital account balances, after taking into account income and loss allocations for the Company’s taxable year during which liquidation occurs.

6.3 Certificates. The Company shall file with the Nevada Secretary of State Articles of Dissolution upon the dissolution of the Company.

ARTICLE VII

INDEMNIFICATION

7.1 Neither the Member nor any Authorized Representative or other agent of the Company and no employee, representative, agent, member or Affiliate of the Member (“Covered Persons”) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s willful misconduct.

7.2 To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s willful misconduct with respect to such acts or omissions.

7.3 A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

7.4 To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

7.5 The foregoing provisions of this Article VII shall survive any termination of this Agreement.

ARTICLE VIII

MISCELLANEOUS

8.1 Counsel to the Company. Counsel to the Company may also be counsel to any Member or any Affiliate of a Member.

8.2 Complete Agreement. This Agreement and the Articles constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements among the Members. To the extent that any provision of the Articles conflict with any provision of this Agreement, this Agreement shall control.

8.3 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective successors and assigns.

8.4 Interpretation. All pronouns shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the interpretation of any provision of this Agreement. Numbered or lettered articles, sections or subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. In the event any claim is made by any Members relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or his or her counsel.

8.5 Jurisdiction. Each Member hereby consents to the exclusive jurisdiction of the state and federal courts sitting in Nevada in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.

8.6 Arbitration. Except as otherwise provided in this Agreement, any controversy between the parties arising out of this Agreement shall be submitted to the American Arbitration Association for arbitration in Las Vegas, Nevada. The costs of the arbitration, including any American Arbitration Association administration fee, the arbitrator’s fee, and costs for the use of facilities during the hearings, shall be borne equally by the parties to the arbitration. Attorneys’ fees may be awarded to the prevailing or most prevailing party at the discretion of the arbitrator. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement nor to grant any remedy which is either prohibited by the terms of this Agreement, or not available in a court of law.

8.7 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

8.8 Notices. Any notices to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member at the address specified in Exhibit A hereto. Any party may, at any time by giving five (5) days’ prior written notice to the other Members, designate any other address in substitution of the foregoing address to which such notice will be given.

8.9 Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

8.10 Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and same instrument.

8.11 Attorney Fees. In the event that any dispute between the Company and the Member should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys’ fees and expenses, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate allowed by law. For the purposes of this Section: (a) attorney fees shall include, without limitation, fees incurred in the following: (1) post judgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation and (b) prevailing party shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

8.12 Remedies Cumulative. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

8.13 Single Member Agreement. Notwithstanding anything to the contrary herein, this Agreement shall be effective only if the Company has a single Member. If at any time an additional Member is admitted to the Company, this Agreement must be amended or restated, or otherwise will terminate and be of no further force or effect.

8.14 Definitions. When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

(a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

(b) “Control” means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

(c) “Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust (including any beneficiary thereof), unincorporated organization or other organization, whether or not a legal entity, or any governmental authority.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first written above.

MEMBER:	CityCenter Land, LLC,
a Nevada limited liability company

	By:	CityCenter Holdings, LLC
a Delaware limited liability company
Its: Managing Member

		By:	Project CC, LLC
a Nevada limited liability company
Its: Managing Member

			By:	/s/ Bryan L. Wright
Name: Bryan L. Wright
Its: Assistant Secretary